Exhibit 10.8

TRADEMARK ASSIGNMENT

THIS TRADEMARK ASSIGNMENT is made as of October 17, 2022 by Food Safety Technology, L.L.C., a Delaware corporation (“Assignor”), to CC Acquisition Corp., a Nevada corporation (“Assignee”).

WHEREAS, Assignor owns all right, title, and interest in and to following marks which are registered in the United States Patent and Trademark Office:

Mark	Registration No.	Registration Date
VIRIDITEC	TMA854,842	10-Jul-2013

(the “Marks”).

WHEREAS, Assignee wishes to acquire said Marks and the registration thereof;

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Assignor does hereby assign to Assignee all right, title and interest in and to the Marks, together with the goodwill associated with the Marks, and the above identified registrations thereof. Assignor hereby authorizes Assignee to file all necessary documentation with the United States Patent and Trademark Office to evidence such assignment.

Food Safety Technology, L.L.C.

By:	/s/ Lisa Roskens
Name:	Lisa Roskens
Title:	President